Exhibit 5.1
April 26, 2006
GameStop Corp.
625 Westport Parkway
Grapevine, Texas 76051

Re:	GameStop Corp. and the Guarantors
Listed on Schedules I and II Hereto
Registration Statement on Form S-4 (the “Registration Statement”)
Ladies and Gentlemen:
We have acted as counsel to GameStop Corp., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of $300,000,000 aggregate principal amount of Senior Floating Rate Notes due 2011 (the “Floating Rate Notes”) and $650,000,000 aggregate principal amount of 8% Senior Notes due 2012 (together with the Floating Rate Notes, the “Exchange Notes”) to be issued by the Company and GameStop, Inc., a Minnesota corporation (together with the Company, the “Issuers”). The Exchange Notes are to be issued pursuant to an exchange offer (the “Exchange Offer”) by the Issuers for a like principal amount of the Issuers’ issued and outstanding Senior Floating Rate Notes due 2011 (the “Old Floating Rate Notes) and 8% Senior Notes due 2012 (together with the Old Floating Rate Notes, the “Old Notes”), as contemplated by the Registration Rights Agreement, dated September 28, 2005, by and among the Issuers, the subsidiaries of the Company party thereto and Citigroup Global Markets Inc., for themselves and as representatives of the several Initial Purchasers listed on Schedule II thereto, as supplemented by the Joinder Agreement, dated as of October 8, 2005, by and among the subsidiaries of the Company party thereto (collectively, the “Registration Rights Agreement”). The Old Notes were, and the Exchange Notes will be, issued under the Indenture, dated September 28, 2005, by and among the Company, the subsidiaries of the Company party thereto and Citibank, N.A., as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated October 8, 2005, by and among the Issuers, the subsidiaries of the Company party thereto, and Citibank, N.A., as Trustee (collectively, the “Indenture”). The Exchange Notes are to be guaranteed by the unconditional guarantees (the “Guarantees”) of the Company’s domestic subsidiaries incorporated or formed pursuant to the laws of the State of Delaware (the “Delaware Guarantors) and the Company’s domestic subsidiaries incorporated outside the State of Delaware (the “Non-Delaware Guarantors” and, together with the Delaware Guarantors, the “Guarantors”) which are parties to the Indenture. The Delaware

GameStop Corp.
April 26, 2006

Guarantors and Non-Delaware Guarantors are identified on Schedules I and II hereto, respectively.
This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
In connection herewith, we have examined the Registration Statement, the Registration Rights Agreement, the Indenture and a form of the Exchange Notes and the Guarantees. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements and instruments of the Company and the Guarantors, certificates of public officials and officers of the Company and the Guarantors, and such other documents, records and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed.
In our examination of the foregoing, we have assumed, with respect to the Company and the Guarantors, the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. In addition, we have assumed, with respect to the Non-Delaware Guarantors, that the parties to such documents had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization of all requisite action, corporate or other, and execution and delivery by such parties of such documents, and except as to the issuance of the Guarantees of the Non-Delaware Guarantors, the validity and binding effect of such documents on the Non-Delaware Guarantors. We have also assumed that each of the Non-Delaware Guarantors has been duly organized and is validly existing in good standing under the laws of their respective jurisdictions of organization and that each of the Non-Delaware Guarantors has complied with all aspects of applicable law of any jurisdictions other than the United States of America, the State of New York and the State of Delaware in connection with the transactions contemplated by the Indenture, the Registration Rights Agreement, the Exchange Notes and the Guarantees. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations and certificates and statements of appropriate representatives of the Company and the Guarantors.
In connection herewith, we have also assumed that the Indenture has been duly authorized by, has been duly executed and delivered by, and constitutes the valid, binding and enforceable obligation of, the Trustee, the signatory to the Indenture signing on behalf of the Trustee has been duly authorized and the Trustee is duly organized and validly existing and has the power and authority (corporate or other) to execute, deliver and perform the Indenture.
Based upon and subject to the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that when the Registration Statement becomes effective and the Exchange Notes (in the form examined by us)

GameStop Corp.
April 26, 2006

have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Old Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Exchange Notes and the Guarantees will constitute valid and binding obligations of the Company and each of the Guarantors, respectively, in accordance with their terms, except to the extent enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).
Our opinions herein reflect only the application of applicable New York law, the Federal laws of the United States of America and, to the extent required by the foregoing opinion, the General Corporation Law of the State of Delaware. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to review or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinion, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

GameStop Corp.
April 26, 2006

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.
Very truly yours,
/s/ BRYAN CAVE LLP

Schedule I
Delaware Guarantors
Electronics Boutique Holdings Corp.
GameStop Holdings Corp.
GameStop Brands, Inc.
GameStop of Texas (GP), LLC
GameStop (LP), LLC
ELBO Inc.
EB International Holdings, Inc.
EB Sadsbury Second, LLC
EB Sadsbury General Partner, LP
EB Sadsbury Property Holding, LP

Schedule II
Non-Delaware Guarantors
Marketing Control Services, Inc.
Sunrise Publications, Inc.
GameStop Texas LP
EB Catalog Company, Inc.